UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 4, 2022 (February 3, 2022)

Gladstone Land Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35795	54-1892552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LAND	The Nasdaq Stock Market, LLC
6.00% Series B Cumulative Redeemable Preferred Stock, $0.001 par value per share	LANDO	The Nasdaq Stock Market, LLC
5.00% Series D Cumulative Term Preferred Stock, $0.001 par value per share	LANDM	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 3, 2022, Gladstone Land Corporation, a Maryland corporation (the “Company”), as guarantor, and Gladstone Land Limited Partnership (the “Operating Partnership”), a Delaware limited partnership, as borrower (collectively, “Gladstone”), entered into a First Amendment to Loan Agreement (the “Amendment”) with Metropolitan Life Insurance Company (“MetLife”) amending the terms of the Loan Agreement, dated February 20, 2020, by and among the Company, the Operating Partnership and MetLife (the “Credit Facility”).

The Amendment increases the overall size of the Credit Facility by $100.0 million through the addition of a new $100.0 million long-term note payable (the “New MetLife Term Note”). The New MetLife Term Note is scheduled to mature on January 5, 2032. The interest rates for disbursements under the New MetLife Term Note will be a fixed interest rate based on the 10-year U.S. Treasury at the time of the disbursement with the initial disbursement priced based on the 10-year U.S. Treasury, plus 2.00%. In addition, an unused fee ranging from 0.10% to 0.20% (based on the balance drawn) will be charged on undrawn amounts. If the full commitment of $100.0 million is not utilized by December 31, 2024, MetLife has no obligation to disburse the remaining funds under the New MetLife Term Note. As part of the Amendment, Gladstone paid aggregate fees of approximately $250,000 to MetLife.

The Amendment does not change the terms of the existing Credit Facility and includes customary terms, covenants, events of default and constraints on borrowing availability based on collateral tests for a credit facility of its size and nature.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to a copy the Amendment, which will be filed with the Company’s next periodic report, as well as the Credit Facility, which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 20, 2020, and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Land Corporation

February 4, 2022	By:	/s/ Lewis Parrish
Lewis Parrish
Chief Financial Officer